Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 20, 2007, with respect to the consolidated financial statements and schedule of Lear Corporation included in the Registration Statement (Form S-4) and related Prospectus of American Real Estate Partners, L.P. for the registration of $500,000,000 of its 7 1/8 % Senior Notes Due 2013.

/s/ Ernst & Young LLP

Detroit, Michigan June 18, 2007